UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

SCHEDULE 14A

_____________________

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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CREATIVE REALITIES, INC.

(Name of Registrant as Specified In Its Charter)

____________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CREATIVE REALITIES, INC.

13100 Magisterial Drive, Suite 100
Louisville, KY 40223

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held on June 10, 2019

TO THE SHAREHOLDERS OF CREATIVE REALITIES, INC.:

Please take notice that an annual meeting of shareholders of Creative Realities, Inc. will be held, pursuant to due call by the Board of Directors, on June 10, 2019, at 9:00 A.M. (Eastern Daylight Time) at 13050 Magisterial Drive, Suite 102, Louisville, Kentucky 40223, or at any adjournment or adjournments thereof, for the purpose of considering and taking appropriate action with respect to the following:

1.     To elect five members of the Board of Directors of the Company to hold office until the next annual meeting or until their successors are duly elected and qualified.

2.     To vote on a non-binding advisory resolution to approve compensation of the Company’s executive officers as disclosed in the proxy statement accompanying this Notice.

3.     To vote on a non-binding advisory resolution on the frequency in which shareholders approve the compensation of the Company’s executive officers.

4.     To ratify the appointment of EisnerAmper LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019.

Pursuant to due action of the Board of Directors, shareholders of record on April 25, 2019 will be entitled to vote at the meeting or any adjournments thereof.

The proxy statement for the annual meeting, which is included with this Notice, is also available to you on the Internet. We encourage you to review all of the important information contained in the proxy materials before voting. To view the proxy statement on the Internet, visit www.creativerealities.com.

By order of the Board of Directors:
/s/ Rick Mills
Chief Executive Officer and Director

Approximate date of mailing of proxy materials: April 30, 2019

Important Notice Regarding the Availability of Proxy Materials for the annual meeting to be held on June 10, 2019: The proxy statement for the annual meeting is available at www.edocumentview.com/CREX.

i

PROXY STATEMENT
OF
CREATIVE REALITIES, INC.

For an Annual Meeting of Shareholders
to be held on June 10, 2019

This proxy statement is being furnished by Creative Realities, Inc., a Minnesota corporation, in connection with the solicitation by the Company of proxies for the purposes described in this proxy statement at an annual meeting of shareholders to be held on June 10, 2019, and at any and all adjournments or postponements thereof. This proxy statement and the accompanying proxy card are expected to be mailed to Company shareholders on or about April 30, 2019. Throughout this proxy statement, the terms “the Company,” “Creative Realities,” “we,” “our,” and “us” refer to Creative Realities, Inc.

The annual meeting will be held at the offices of the Company located at 13050 Magisterial Drive, Suite 102, Louisville, Kentucky 40223 on June 10, 2019, at 9 a.m. Eastern Daylight Time. The Board of Directors has fixed the close of business on April 25, 2019 as the record date for determining shareholders entitled to notice of and to vote at the annual meeting.

Purpose of the Annual Meeting

The Board of Directors has called an annual meeting in conformity with Minnesota Statutes, Section 302A.431, and the requirements of the Company’s amended and restated corporate bylaws. The purpose of the annual meeting is to consider and vote on whether to:

1.      to elect 5 members of the Board of Directors of the Company to hold office until the next annual meeting or until their successors are duly elected and qualified; and

2.      to vote on a non-binding advisory resolution to approve compensation of the Company’s executive officers as disclosed in the proxy statement accompanying this Notice.

3.      to vote on a non-binding advisory resolution on the frequency in which shareholders approve the compensation of the Company’s executive officers;

4.      to ratify the appointment of EisnerAmper LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019.

Voting

The presence, in person or by proxy, of the holders of a majority of the total number of outstanding shares of common stock entitled to vote constitutes a quorum for the transaction of business at the meeting. Votes cast by proxy or in person at the meeting will be tabulated by the election inspectors appointed for the meeting who will determine whether a quorum is present. Assuming that a quorum is present, the votes to approve the matters coming before the meeting are as follows.

•        For Proposal 1, the election of directors, who are elected by a plurality, the nominees receiving the most “For” votes (from the holders of shares present in person or represented by proxy and entitled to vote on the election of directors) will be elected. Only votes “For” or “Withheld” will affect the outcome.

•        For Proposals 2 and 3, because these votes are advisory, they will not be binding upon the Company or the Board of Directors. However, we value our shareholders’ opinions, and we will consider the outcome of these votes when determining future executive compensation arrangements and the frequency of future votes on executive compensation arrangements.

•                To be approved, Proposal 4 (ratification of approval of EisnerAmper LLP as the Company’s independent registered public accounting firm) must receive a “For” vote from the majority of all shares present and entitled to vote either in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote.

Under applicable Nasdaq rules relating to the discretionary voting of proxies by brokers, brokers are not permitted to vote shares with respect to certain matters, including the election of directors and executive compensation matters, without instructions from the beneficial owner. However, brokers are permitted to vote shares held in brokerage accounts with respect to the approval of the independent registered public accounting firm, even if they do not receive instructions from the beneficial owner. Therefore, street name holders of shares held in broker accounts are advised that, if they do not timely provide instructions to their broker, their shares will not be voted in connection with Proposals 1, 2 and 3 and will be considered to be broker non-votes as described above. Such shares will not be considered as present and entitled to vote with respect to those matters.

Questions and Answers

Why am I receiving this proxy statement?

This proxy statement contains information relating to the solicitation of proxies for use at our annual meeting to be held at 9 a.m., Eastern Daylight Time, on June 10, 2019, at our offices located at 13050 Magisterial Drive, Suite 102, Louisville, Kentucky 40223, for the purpose stated in the Notice of Annual Meeting of Shareholders. We, the Company, are making this solicitation.

Who is entitled to vote at the annual meeting?

Only holders of record of our common stock at the close of business on April 25, 2019, the record date for the annual meeting, are entitled to receive notice of and to vote at the annual meeting or any adjournment or postponement of the annual meeting.

What are the voting rights of shareholders?

Each share of common stock outstanding on the record date entitles its holder to cast one vote on the matter to be voted upon. Each share of our voting preferred stock outstanding on the record date entitles its holder to cast that number of votes equal to the number of shares of common stock into which the preferred stock is convertible as of the record date.

Who can attend the annual meeting?

Only holders of our common stock at the close of business on April 25, 2019, the record date for the annual meeting, or their duly appointed proxies, are authorized to attend the annual meeting. Cameras, recording devices, and other electronic devices will not be permitted at the annual meeting. If you hold your shares in “street name” (that is, through a bank, broker or other nominee), you will need to bring either a copy of the brokerage statement reflecting your stock ownership as of the record date or a legal proxy from your bank or broker.

What will constitute a quorum at the annual meeting?

The presence at the annual meeting, in person or by proxy, of a majority of the voting power of the shares of common stock outstanding at the close of business on April 25, 2019, will constitute a quorum permitting our shareholders to conduct business at the annual meeting. We will include abstentions in the number of shares of common stock present at the annual meeting for purposes of determining a quorum. As of the record date, there were 9,686,716 shares of common stock outstanding.

How do I vote my shares of common stock that are held by my bank, broker or other nominee?

If you hold any or all of your shares of common stock through a bank, broker or other nominee, you should follow the voting instructions provided to you by the bank, broker or nominee. Specific voting procedures relating to your shares of common stock held through a bank, broker or other nominee will depend on their particular voting arrangements and procedures.

How do I vote?

If you are a holder of record of our common stock, then you or your duly authorized agent may vote by completing and returning the accompanying proxy card, or you may attend the annual meeting and vote in person. For Proposals 2 and 4, you may vote “For” or “Against” or abstain from voting. For Proposal 1, you may either vote “For” all the nominees to the Board of Directors or you may “Withhold” your votes for any nominee you specify. For Proposal 3, you may vote that the shareholders shall approve the compensation of the Company’s executive officers every year, every two years or every three years, or abstain from voting.

May I change my vote after I return my proxy card?

Yes. You may revoke a previously granted proxy at any time before it is exercised by submitting to our Chief Financial Officer, Mr. Will Logan, at 13100 Magisterial Drive, Suite 100, Louisville, Kentucky 40223, a notice of revocation or a duly executed proxy (bearing a later date) on or prior to the close of business on June 9, 2019. You may also revoke a previously granted proxy by attending the annual meeting and voting in person.

How are votes counted?

If the accompanying proxy card is properly signed and returned to us, and not revoked, it will be voted AS DIRECTED BY YOU. If you return a proxy card but do not indicate how your shares are to be voted, your proxy card will be voted FOR both proposals at the annual meeting.

How does the Board of Directors recommend that shareholders vote on the proposed amendment?

Our Board of Directors recommends a vote “FOR” each of the proposals.

Who pays the costs of soliciting proxies?

We will pay the costs of soliciting proxies. Presently, we do not anticipate that we will solicit proxies by any means other than mail. We expect that banks, brokers, fiduciaries, custodians and nominees will forward proxy soliciting materials to their principals and that we will reimburse such persons’ out-of-pocket expenses.

How can I determine the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting, if available. Preliminary results, if necessary, and final results will be reported on a Form 8-K filed with the SEC within four days of the date of the annual meeting.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, then your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Are proxy materials available on the Internet?

To view this proxy statement on the Internet, please follow the instructions for Internet voting on the accompanying proxy card or visit www.edocumentview.com/CREX.

Are there dissenters’ or appraisal rights?

No. None of the proposals to be considered and voted upon at the annual meeting entitle our holders of common stock to any dissenters’ or appraisal rights.

Whom should I contact if I have any questions?

If you have any questions about the annual meeting, the proxy materials or your ownership of our common stock, please contact Will Logan, our Chief Financial Officer, at (502) 791-8800.

When are shareholder proposals due for the 2020 annual meeting?

If a shareholder wishes to present a proposal for consideration for inclusion in the proxy materials for the 2019 annual meeting of shareholders, the proposal must be sent by certified mail, return receipt requested, and must be received by the Company at its principal address at 13100 Magisterial Drive, Suite 100, Louisville, Kentucky 40223, to the attention of Will Logan, Chief Financial Officer, no later than April 30, 2019. All proposals must conform to the rules and regulations of the SEC. Under SEC rules, if a shareholder notifies us of his or her intent to present a proposal for consideration at the 2020 annual meeting of shareholders after February 10, 2020, we, acting through the persons named as proxies in the proxy materials for such meeting, may exercise discretionary authority with respect to such proposal without including information regarding such proposal in our proxy materials.

Our amended and restated bylaws provide that for a shareholder to nominate a candidate for election as a director at an annual meeting of shareholders, the shareholder must generally notify us in writing at our principal address not later than 90 days in advance of such meeting. A copy of our amended and restated bylaws may be obtained from Will Logan, Chief Financial Officer, by written request to our principal address.

PROPOSAL 1:
ELECTION OF DIRECTORS

Nominees

Five persons have been nominated for election as directors at the annual meeting, all of whom currently serve as directors. Our directors are elected annually, by a plurality of the votes cast, to serve until the next annual meeting of shareholders and until their respective successors are elected and duly qualified. There are no familial relationships between any director or officer.

Vote Required

The five nominees receiving the highest number of affirmative votes of the shares entitled to vote at the annual meeting shall be elected to the Board of Directors. Set forth below is certain information concerning the nominees for the Board of Directors. The Board of Directors recommends that shareholders vote “FOR” the nominees listed below.

Name	Age	Positions
Alec Machiels	46	Director (Chairman)
David Bell	74	Director
Donald A. Harris	66	Director
Richard Mills	63	Chief Executive Officer and Director
Joseph Manko	53	Director

The biographies of the above-identified individuals are set forth below:

Alec Machiels is a Partner at Pegasus Capital Advisors, L.P., a private equity fund manager, and joined our Board of Directors in August 2014 in connection with our acquisition of Creative Realities, LLC. Mr. Machiels is a member of the Executive, Investment and Sustainability Committees, as well as the co-chair of the Energy and Wellness Committees at Pegasus Capital Advisors, L.P. He has over 19 years of private equity investing and investment banking experience. Previously, Mr. Machiels was a Financial Analyst in the Financial Services Group at Goldman Sachs International in London and in the Private Equity Group at Goldman Sachs and Co. in New York. Investments in which he has been highly involved in include Molycorp Minerals, Traxys, Pure Biofuels, Olympus, Slipstream Communications, Coffeyville Resources and Merisant Company. Mr. Machiels previously served on the board of Pure Biofuels from 2012-2018 and currently serves on the boards of Olympus, Slipstream Communications, NSI, and Valogix. He was also a member of the Board of Trustees of the American Federation of Arts and Chair of its Endowment Committee 2011-2013. Mr. Machiels also co-founded Potentia Pharmaceuticals and Apellis Pharmaceuticals (NASD:APLS) – two biotechnology companies in the complement immunotherapy space — as well as Revon Systems, a healthcare IT company. Mr. Machiels is a graduate of Harvard Business School, KU Leuven Law School in Belgium and Konstanz University in Germany.

David Bell joined our Board of Directors in August 2014 in connection with our acquisition of Creative Realities, LLC. Mr. Bell brings over 40 years of advertising and marketing industry experience to the board, including serving as CEO of three of the largest companies in the industry–Bozell Worldwide, True North Communications and The Interpublic Group of Companies, Inc. Since 2007, Mr. Bell has led Slipstream Communications, LLC which is an international company providing strategic branding, digital marketing, and public relations services and served as a Senior Advisor to Google Inc. from 2006 to 2009. Mr. Bell previously served as an Operating Advisor at Pegasus Capital Advisors. He is currently a Senior Advisor to AOL and has also served on the boards of multiple publicly traded companies, including Lighting Science Group Corporation and Point Blank Solutions, Inc., and Primedia, Inc., and served as President and CEO of The Interpublic Group of Companies Inc. from 2003 to 2005. Mr. Bell served as an independent director on the Board of Directors of Time, Inc. from June 2014 to January 2018.

Donald A. Harris was appointed to our Board of Directors in August 2014 in connection with our acquisition of Broadcast International, Inc. He has been President of 1162 Management, and the General Partner of 5 Star Partnership, a private equity firm, since June 2006. Mr. Harris has been President and Chief Executive Officer of UbiquiTel Inc., a telecommunications company organized by Mr. Harris and other investors, since its inception in September 1999 and also its Chairman since May 2000. Mr. Harris served as the President of Comcast Cellular Communications Inc. from March 1992 to March 1997. Mr. Harris received a Bachelor of Science degree from the United States Military Academy and an MBA from Columbia University. Mr. Harris’s experience in the telecommunications industry and his association with private equity funding is valuable to the Company.

Richard Mills is currently our Chief Executive Officer and a member of our Board of Directors. Mr. Mills possesses over 32 years of industry experience. He was previously Chief Executive Officer of ConeXus World Global, a leading digital media services company, which he founded in 2010, and which was acquired by Creative Realities as reported herein. Prior to founding ConeXus, Mr. Mills was President and Director at Beacon Enterprise Solutions Group, Inc., a public telecom and technology infrastructure services provider. Previous to that, he joined publicly traded Pomeroy Computer Resources, Inc. in 1993 and served as Chief Operating Officer and a member of the Board of Directors from 1995 until 1999. Mr. Mills helped grow sales at Pomeroy during his time there from $100 million to $700 million. Mr. Mills was also a founder of Strategic Communications LLC.

Joseph Manko is an experienced Board member and Senior Principal in Horton Capital Management LLC, the investment manager for the Horton Capital Partners Fund, LP (“Horton Fund”), and significant shareholder in the Company. Mr. Manko was appointed to our Board in 2018. Mr. Manko has over 20 years of investment experience in the asset management, investment banking, private equity and corporate securities markets, including senior roles at Deutsche Bank in London and Merrill Lynch in Hong Kong. Prior to founding the Horton Fund, Mr. Manko was a Partner and Chief Executive Officer of Switzerland-based BZ Fund Management Limited. Mr. Manko began his career as a corporate finance attorney at Skadden, Arps, Slate, Meagher & Flom and earned both his B.A. and Juris Doctorate from the University of Pennsylvania.

Under our corporate bylaws, all of our directors serve for indefinite terms expiring upon the next annual meeting of our shareholders.

When considering whether directors and nominees have the experience, qualifications, attributes and skills to enable the Board of Directors to satisfy its oversight responsibilities effectively in light of our business and structure, the Board of Directors focuses primarily on the industry and transactional experience, and other background, in addition to any unique skills or attributes associated with a director. With regard to Mr. Machiels, the Board of Directors considered his background and experience with the private investing market and his long-standing oversight of the Creative Realities business during such time as it was wholly owned by Pegasus Capital. With regard to Mr. Bell, the Board considered his deep experience within the advertising and marketing industries and his prior management of large enterprises. With regard to Mr. Mills, the Board of Directors considered his extensive background and experience in the industry. With regard to Mr. Manko, the Board of Directors considered his legal and corporate finance background and prior experience on boards of directors. Finally, with regard to Mr. Harris, the Board of Directors considered his extensive experience in the telecommunications industry and association with private equity investors.

The Board of Directors has determined that there are presently three “independent” directors as such term is defined in Section 5605(a)(2) of the Nasdaq listing rules, each of whom also meets the criteria for independence set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934. The directors whom the board has determined to be independent are Messrs. Bell, Harris and Manko.

The Board of Directors has determined that at least one member of the board, Mr. Bell, is an “audit committee financial expert” as that term is defined in Regulation S-K promulgated under the Securities Exchange Act of 1934. Mr. Bell’s relevant experience in this regard is detailed above, which includes past employment experience in finance and through various Director roles at public companies, including experience on the Audit Committee for other publicly traded companies. Mr. Bell is deemed to be independent of the Company. The Board of Directors has determined that each director is able to read and understand fundamental financial statements.

The Board of Directors recommends that shareholders vote “FOR” each nominee named above.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Board Committees

Our Board of Directors has created a standing Compensation Committee and Audit Committee. Messrs. Bell, Harris and Manko serve on each of those committees. In the case of the Compensation Committee, Mr. Manko serves as chair, and in the case of the Audit Committee, Mr. Bell serves as chair. The Board of Directors has determined that at least one member of the Board’s Audit Committee, Mr. Bell, is an “audit committee financial expert” as that term is defined in Regulation S-K promulgated under the Securities Exchange Act of 1934. Mr. Bell’s relevant experience in this regard is detailed above. Mr. Bell, Mr. Harris and Mr. Manko qualify as “independent” member of the board as described above. The Board of Directors has determined that each director serving on the Audit Committee is able to read and understand fundamental financial statements.

The Board of Directors has not created a separate committee for nomination or corporate governance. Instead, the entire Board of Directors shares the responsibility of identifying potential director-nominees to serve on the Board of Directors. Nevertheless, nominees to serve as directors on our Board of Directors are selected by those directors on our board who are independent.

Communications with Board Members

Our Board of Directors has provided the following process for shareholders and interested parties to send communications to our board and/or individual directors. All communications should be addressed to Creative Realities, Inc., 13100 Magisterial Drive, Ste. 100, Louisville, KY 40223, Attention: Corporate Secretary. Communications to individual directors may also be made to such director at our company’s address. All communications sent to any individual director will be received directly by such individuals and will not be screened or reviewed by any company personnel. Any communications sent to the board in the care of the Corporate Secretary will be reviewed by the Corporate Secretary to ensure that such communications relate to the business of the Company before being reviewed by the board.

Code of Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers (including our principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions) and directors. Our Code of Business Conduct and Ethics satisfies the requirements of Item 406(b) of Regulation S-K. Our Code of Business Conduct and Ethics is available, free of charge, upon written request to our Corporate Secretary at 13100 Magisterial Drive, Ste. 100, Louisville, KY 40223.

EXECUTIVE COMPENSATION

Executive Compensation

Summary Compensation Table

The following table sets forth information concerning the compensation of our named executive officers for 2018 and 2017:

Name and Principal Position(a)	Years	Salary ($)(b)	Bonus ($)	Stock Awards ($)(c)	Option Awards ($)(d)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Richard Mills	2018	330,000	—	413,332	—	—	—	743,332
Chief Executive Officer and Director	2017	270,000	—	—	—	—	—	270,000
Will Logan	2018	156,000	—	—	76,410	—	—	232,410
Chief Financial Officer	2017	24,000	—	—	92,587	—	—	116,587
John Walpuck	2018	240,000	—	—	—	—	—	240,000
Chief Operating Officer	2017	240,000	—	—	—	—	—	240,000

____________

(a)      Mr. Mills joined the Company effective October 15, 2015. Mr. Walpuck joined the Company effective May 2014. Mr. Logan joined the Company effective November 2017.

(b)      In the case of Mr. Logan, represents his prorated annual base salary of $156,000. Mr. Logan joined the Company on November 6, 2017.

(c)      On September 20, 2018, the Compensation Committee of the Board of Directors (1) adjusted the salary of Mr. Mills, CEO, to $330,000 annually, retroactive to January 1, 2018 and (2) granted 166,667 shares of common stock to Mr. Mills, CEO as compensation for his performance and direction of the Company since taking over as CEO in October 2015, 33,334 of which have been granted but are subject to certain performance requirements. These shares have been reflected as outstanding as of December 31, 2018. The chart above reflects the fair value of the unrestricted shares received by Mr. Mills on the date the shares were formally issued, December 19, 2018.

(d)      Represents the grant date fair value based on the Black-Scholes value determined as of November 6, 2017 and September 20, 2018, the respective grant dates.

The material terms of employment agreements and payments to be made upon a change in control are discussed below, in the narrative following “Employment Agreements.”

Our named executive officers are eligible for retirement benefits on the same terms as non-executives under the company’s defined contribution 401(k) retirement plan. Employees may contribute pretax compensation to the plan in accordance with current maximum contribution levels proscribed by the Internal Revenue Service. There are currently plans to implement an employer contribution match of 50% of employee wages up to 6%, for an effective match of 3% on April 1, 2018.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information concerning outstanding stock options and restricted stock awards held by our named executive officers as of December 31, 2018:

Name	Option Awards(a)						Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Non-Exercisable		Option Exercise Price ($)	Option Expiration Date	Number of shares or units of stock that has not vested (#)		Market value of shares or units of stock that have not vested ($)
John Walpuck	9,000	(b)	—		$19.50	5/29/2024	—		—
	1,667	(b)	—		$13.50	8/18/2024	—		—
	16,023	(c)	—		$13.50	10/9/2024	—		—
	48,315	(c)	—		$9.60	1/22/2025	—		—
	35,663	(c)	—		$5.70	11/20/2025	—		—

Richard Mills	—		—		—	—	33,334	(d)	76,002	(d)

Will Logan	4,792	(e)	14,375	(e)	$8.70	11/6/2027	—		—
	—		16,667	(f)	$7.50	9/20/2028	—		—

____________

(a)      Represents shares issuable upon the exercise of stock options granted under our Amended and Restated 2006 Equity Incentive Plan or our 2014 Stock Incentive Plan.

(b)      These stock options became fully exercisable upon the effectiveness of the Company’s merger transaction with Creative Realities, LLC.

(c)      These stock options became fully exercisable in conjunction with the separation agreement executed between Mr. Walpuck and the Company effective December 31, 2018.

(d)      On September 20, 2018, the Compensation Committee of the Board of Directors granted 166,667 shares of common stock to Mr. Mills, CEO as compensation for his performance and direction of the Company since taking over as CEO in October 2015, 33,334 of which have been granted and are deemed vested but are subject to certain performance requirements. These shares have been reflected as outstanding as of December 31, 2018. The chart above reflects the fair value of the performance restricted shares granted to Mr. Mills as of December 31, 2018.

(e)      This stock option becomes exercisable to the extent of 25 percent of the shares purchasable thereunder on November 6, 2018, with additional increments of 25 percent becoming exercisable annually thereafter.

(f)      This stock option becomes exercisable to the extent of 25 percent of the shares purchasable thereunder on September 20, 2019, with additional increments of 25 percent becoming exercisable annually thereafter.

Director Compensation Table

Non-employee directors received no compensation during 2018 and 2017.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
AND RELATED SHAREHOLDER MATTERS

The following table sets forth the number of common shares, and percentage of outstanding common shares, beneficially owned as of December 31, 2018, by:

•        each person known by us to be the beneficial owner of more than five percent of our outstanding common stock

•        each current director

•        each executive officer of the Company and other persons identified as a named executive in this Proxy Statement, and

•        all current executive officers and directors as a group.

Unless otherwise indicated, the address of each of the following persons is 13100 Magisterial Drive, Suite 100, Louisville, KY 40223, and each such person has sole voting and investment power with respect to the shares set forth opposite his, her or its name.

Name and Address	Common Shares Beneficially Owned(1)	Percentage of Common Shares(1)
Slipstream Funding, LLC(2) c/o Pegasus Capital Advisors, L.P. 99 River Road Cos Cob, CT 06807	1,011,666	9.44%
Slipstream Communications, LLC(3) c/o Pegasus Capital Advisors, L.P. 99 River Road Cos Cob, CT 06807	6,402,983	39.75%
Horton Capital Partners Fund, L.P.(4)	685,215	6.59%
Joseph Manko(5)	0	*
John Walpuck(6)	110,668	1.13%
Donald A. Harris(7)	110,031	1.12%
Alec Machiels(8)	0	*
David Bell(9)	0	*
Richard Mills(10)	765,833	7.31%
Will Logan(11)	10,860	*
All current executive officers and directors as a group(12)	997,392	9.32%

____________

*        less than 1%

(1)      Beneficial ownership is determined in accordance with the rules of the SEC, and includes general voting power and/or investment power with respect to securities. Shares of common stock issuable upon exercise of options or warrants that are currently exercisable or exercisable within 60 days of the record rate, and shares of common stock issuable upon conversion of other securities currently convertible or convertible within 60 days, are deemed outstanding for computing the beneficial ownership percentage of the person holding such securities but are not deemed outstanding for computing the beneficial ownership percentage of any other person. Under applicable SEC rules, each person’s beneficial ownership is calculated by dividing the total number of shares with respect to which they possess beneficial ownership by the total number of outstanding shares of the Company. In any case where an individual has beneficial ownership over securities that are not outstanding, but are issuable upon the exercise of options or warrants or similar rights within the next 60 days, that same number of shares is added to the denominator in the calculation described above. Because the calculation of each person’s beneficial ownership set forth in the “Percentage of Common Shares” column of the table may include shares that are not presently outstanding, the sum total of the percentages set forth in such column may exceed 100%.

(2)      Investment and voting power over shares held by Slipstream Funding, LLC is held by Slipstream Communications, LLC, its sole member, and may deemed to be directly or indirectly controlled by Craig Cogut, Chairman and Chief Executive Officer of Pegasus Capital Advisors, LLC. See table footnote 3 for further information regarding Slipstream Communications, LLC. The share figure includes 59,301 shares of common stock issuable upon exercise of an outstanding warrant issued to the shareholder in connection with our merger transaction with Creative Realities, LLC.

(3)      Investment and voting power over shares held by Slipstream Communications, LLC may be deemed to be directly or indirectly controlled by Craig Cogut, Chairman and Chief Executive Officer of Pegasus Capital Advisors, LLC. Slipstream Communications, LLC (“Slipstream Communications”) is the sole member of Slipstream Funding, LLC (“Slipstream Funding”). BCOM Holdings, LP (“BCOM Holdings”) is the managing member of Slipstream Communications. BCOM GP LLC (“BCOM GP”) is the general partner of BCOM Holdings. Business Services Holdings, LLC (“Business Services Holdings”) is the sole member of BCOM GP. PP IV BSH, LLC (“PP IV BSH”), Pegasus Investors IV, L.P. (“Pegasus Investors”) and Pegasus Partners IV (AIV), L.P. (“Pegasus Partners (AIV)”) are the members of Business Services Holdings. Pegasus Partners IV, L.P. (“Pegasus Partners”) is the sole member of PP IV BSH. Pegasus Investors IV, L.P. (“Pegasus Investors”) is the general partner of each of Pegasus Partners (AIV) and Pegasus Partners and Pegasus Investors IV GP, L.L.C. (“Pegasus Investors GP”) is the general partner of Pegasus Investors. Pegasus Investors GP is wholly owned by Pegasus Capital, LLC (“Pegasus Capital”). Pegasus Capital may be deemed to be directly or indirectly controlled by Craig Cogut. The share figure includes the 952,365 shares of common stock and 59,301 common shares issuable upon exercise of an outstanding warrant, issued to and held by Slipstream Funding, LLC in connection with the merger transaction with Creative Realities, LLC. Share figure also includes 2,164,373 common shares purchasable upon exercise of outstanding warrants issued to and held by Slipstream Communications, LLC.

(4)      Includes 198,804 common shares purchasable upon exercise of outstanding warrants. The warrants to purchase shares held by Horton Capital Partners Fund, LP contain “blocker” provisions that limits its ability to exercise such warrants to the extent that such exercise would cause the shareholder’s beneficial ownership in the Company to exceed 4.99% of the Company’s shares outstanding. The calculation of beneficial ownership does not take into account the effect of such “blocker” provisions.

(5)      Mr. Manko is a director of the Company. As outlined in footnote 4 above, investment and voting power over shares held by HCPF may be deemed to be directly or indirectly controlled by Joseph M. Manko, Jr.

(6)      Mr. Walpuck is our former Chief Operating Officer. Shares reflected in the table are common shares issuable upon exercise of vested options.

(7)      Mr. Harris is a director of the Company. Share figure includes 23,119 shares purchasable upon the exercise of outstanding warrants.

(8)      Mr. Machiels is a director of the Company.

(9)      Mr. Bell is a director of the Company.

(10)    Mr. Mills is a director of the Company and Chief Executive Officer. Includes 756,904 common shares and 8,929 common shares purchasable upon exercise of outstanding warrants, each held by RFK Communications, LLC. The warrants to purchase shares held by RFK Communications, LLC contain “blocker” provisions that limits its ability to exercise such warrants to the extent that such exercise would cause the shareholder’s beneficial ownership in the Company to exceed 4.99% of the Company’s shares outstanding. The calculation of beneficial ownership does not take into account the effect of such “blocker” provisions.

(11)    Mr. Logan is the Chief Financial Officer of the Company.

(12)    Includes Messrs. Walpuck, Harris, Machiels, Bell, Mills, Manko and Logan.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Exchange Act requires our officers, directors and persons who own more than 10 percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. Such officers, directors and shareholders are required by the SEC to furnish us with copies of all such reports. To our knowledge, based solely on a review of copies of reports filed with the SEC during 2018 and written representations from such persons that no other reports were required, all applicable Section 16(a) filing requirements were timely met except as follows: Richard Mills failed to timely file a report relating to the issuance of shares to him by the Company in connection with the Second Amendment to Agreement and Plan of Merger and Reorganization and Waiver.

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS,
AND DIRECTOR INDEPENDENCE

Employment Agreements

We employ Richard Mills as our Chief Executive Officer. Mr. Mills’ employment agreement is effective for a two-year term, which automatically renews for additional one-year periods unless either we or Mr. Mills elects not to extend the term. The agreement provides for an initial annual base salary of $270,000 subject to annual increases but generally not subject to decreases. Mr. Mills’ employment agreement includes provisions for the right to receive up to 165,052 performance shares of common stock in connection with a series of performance-based requirements. In full satisfaction of this obligation, on September 20, 2018, the Company granted 166,667 shares of common stock to Mr. Mills as compensation for his performance and direction of the Company since taking over as CEO in October 2015, 33,334 of which have been granted and are deemed vested but are subject to certain performance requirements. Mr. Mills’ annual salary was increased to $330,000 effective January 1, 2018. Under the agreement, Mr. Mills is eligible to participate in performance-based cash bonus or equity award plans for our senior executives. Mr. Mills will participate in our employee benefit plans, policies, programs, perquisites and arrangements to the extent he meets applicable eligibility requirements. In the event of a termination of employment for good reason, as defined, without cause, as defined, or within 12 months following a change in control, as defined, other than for reason of death, disability or for cause, any of which occur during the first year of Mr. Mills’ employment, Mr. Mills will be entitled to receive a severance payment equal to six months of his base salary. After the one-year anniversary of his employment (the current term of Mr. Mills’ employment is beyond the one-year anniversary), the severance amount increases to 12 months of then-current base salary. The agreement provides that any severance payments would be paid in installments over the course of the severance. The agreement contains certain non-solicitation and non-competition provisions that continue after employment for a period of one year. The agreement also contains other customary restrictive and other covenants relating to the confidentiality of information, the ownership of inventions and other matters.

Mr. Logan has no written employment agreement with the Company. He is currently paid an annual salary of $189,000 per year.

We employed John Walpuck as our Chief Operating Officer until March 13, 2019. Effective March 13, 2019, the Board of Directors of the Company removed John Walpuck as Chief Operating Officer. Mr. Walpuck and the Company agreed to a transition of Mr. Walpuck’s duties commencing January 31, 2019. Mr. Walpuck began consulting for the Company commencing February 1, 2019, and such services will end May 1, 2019. Mr. Walpuck will be paid $100 per hour, with a maximum of 80 hours each month during the term. Pursuant to the terms of Mr. Walpuck’s employment agreement, Mr. Walpuck is receiving a total of $220,000 in severance payments in even monthly installments through December 2019. The Company agreed to fully vest all stock options of Mr. Walpuck, such options do not terminate as a result of Mr. Walpuck’s termination of employment and remain exercisable throughout the term of the options.

Independence

The Company does not have a standing nominating committee. Instead, the entire Board of Directors shares the responsibility of identifying potential director-nominees to serve on the Board of Directors. The Board believes the engagement of all directors in this function is important at this time in the Company’s development in light of the Company’s recent acquisition activities.

The Board of Directors has determined that there are presently three “independent” directors as such term is defined in Section 5605(a)(2) of the Nasdaq listing rules, each of whom also meets the criteria for independence set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934. The directors whom the board has determined to be independent are Messrs. Bell, Harris and Manko.

PROPOSAL 2:
ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) was signed into law on July 21, 2010. The Dodd-Frank Act requires that our shareholders be provided an opportunity to cast a separate advisory vote on the compensation paid to our executive officers as disclosed in this proxy statement.

The Company has designed its executive compensation program to attract, motivate, reward and retain the senior management talent required to achieve our corporate objectives and to increase long-term shareholder value. The Company’s compensation to its Chief Executive Officer during the last several years had been paid pursuant to an employment agreement that was negotiated in 2015, and the Company’s compensation paid to its Chief Financial is not subject to any employment agreement. See “Executive Compensation” above. The Compensation Committee intends to continue examining the Company’s executive compensation program to achieve corporate objectives going forward.

This advisory vote, commonly known as a “say-on-pay” proposal, gives you as a shareholder the opportunity to vote on the compensation of our executive officers through the following resolution:

“RESOLVED, that the shareholders of Creative Realities, Inc., approve the compensation of its executive officers as described in the proxy statement for its 2019 Annual Meeting.”

Under the Dodd-Frank Act, your vote on this matter is advisory and will therefore not be binding upon the Board of Directors. However, the Compensation Committee of the Board of Directors will take the outcome of the vote into account when determining further executive compensation arrangements.

The Board unanimously recommends that you vote “FOR” approval of the executive compensation disclosed in this Proxy Statement.

PROPOSAL 3:
ADVISORY VOTE ON FREQUENCY OF FUTURE “SAY-ON-PAY” ADVISORY VOTES

Under the Section 14A of the Exchange Act, at least every six years our shareholders are entitled to cast an advisory vote to indicate the frequency with which we should hold future non-binding votes to approve executive compensation, or to abstain from voting. Our shareholders last voted on such a resolution in 2013 with the majority voting for a frequency of every three years.

We are once again requesting your non-binding vote to determine whether the frequency of the vote to approve the compensation of our named executive officers should be every year, 2 years or 3 years. The Board of Directors and the Compensation Committee believe that your input will allow the Compensation Committee, management, and our shareholders to continue to engage in a timely, open and meaningful dialogue regarding our executive compensation philosophy, policies and practices.

While the Board of Directors intends to carefully consider the shareholder vote resulting from the proposal, the final vote will not be binding on us and is advisory in nature.

The Board of Directors believes that a three-year vote cycle will balance the interest of shareholders in providing regular input on executive compensation and the interests of the Board of Directors and shareholders in allowing sufficient time to evaluate the long-term effectiveness of the Company’s executive compensation philosophy, policies and practices.

The Board of Directors unanimously recommends that you vote to hold an advisory vote on the overall compensation of the Company’s executive officers every THREE YEARS.

PROPOSAL 4:
RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Audit Committee has appointed EisnerAmper LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2019. The shareholders are being asked to ratify such appointment. Should the shareholders not ratify such appointment, the Audit Committee will consider selecting another firm of independent public accountants. Representatives of EisnerAmper LLP are expected to be available to respond to appropriate questions from shareholders in attendance.

Principal Accountant Fees and Services

(All currency is rounded to the nearest thousands, except share and per share amounts.)

The following table presents fees for audit and other services provided by EisnerAmper LLP for 2018 and 2017. Fees for tax services were provided by Ernst & Young, LLP beginning in the second quarter of 2018 and were provided by Eichen & Dimeglio, CPAs, PC in the first quarter of 2018 and for all periods in 2017. Fees to EisnerAmper LLP were as follows:

	2018	2017
Audit fees(a)	$310	$207
Audit related fees(b)	—	—
Tax fees(c)	—	—
All other fees	—	—
	$310	$207

____________

(a)      Audit fees for 2018 and 2017 relate to professional services provided in connection with the audit of our consolidated financial statements, the reviews of our quarterly condensed consolidated financial statements, services provided in connection with filing Form S-1, audit services provided in connection with other regulatory filings and audit services provided in connection with one-time transactions during the year.

(b)      There were no audit-related fees.

(c)      There were no tax fees to EisnerAmper LLP. Tax fees to other service providers consisted of the aggregate fees billed for tax compliance, tax advice, and tax planning of $55 and $53 for 2018 and 2017, respectively.

Our Audit Committee pre-approved the audit services rendered by EisnerAmper, LLP during 2018 and 2017 and concluded that such services were compatible with maintaining the auditor’s independence.

Pre-Approval Policies and Procedures of Audit Committee

All services provided by our independent registered public accounting firm, EisnerAmper LLP, are subject to pre-approval by our Audit Committee. The Audit Committee has authorized each of its members to approve services by our independent registered public accounting firm in the event there is a need for such approval prior to the next full Audit Committee meeting. Any interim approval given by an Audit Committee member must be reported to the Audit Committee no later than its next scheduled meeting. Before granting any approval, the Audit Committee (or a committee member if applicable) gives due consideration to whether approval of the proposed service will have a detrimental impact on the independence of our independent registered public accounting firm. The Audit Committee pre-approved all services provided by EisnerAmper LLP during 2018 and 2017.

The Board of Directors recommends that you vote “FOR” the ratification of EisnerAmper LLP as the independent registered public accounting firm for the Company for the fiscal year ended December 31, 2019.

FORM 10-K

A COPY OF THE COMPANY’S FORM 10-K ANNUAL REPORT, AND ANY AMENDMENTS THERETO, FOR THE FISCAL YEAR ENDED DECEMBER 31, 2018 (WITHOUT EXHIBITS), ACCOMPANIES THIS NOTICE OF MEETING AND PROXY STATEMENT. NO PART OF THE ANNUAL REPORT IS INCORPORATED HEREIN AND NO PART THEREOF IS TO BE CONSIDERED PROXY SOLICITING MATERIAL. THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS BEING SOLICITED, UPON WRITTEN REQUEST OF ANY SUCH PERSON, ANY EXHIBIT DESCRIBED IN THE LIST ACCOMPANYING THE FORM 10-K, UPON THE PAYMENT, IN ADVANCE, OF REASONABLE FEES RELATED TO THE COMPANY’S FURNISHING SUCH EXHIBIT(S). REQUESTS FOR COPIES OF SUCH EXHIBIT(S) SHOULD BE DIRECTED TO THE COMPANY’S SECRETARY AT 13100 Magisterial Drive, Suite 100, Louisville, Kentucky 40223.

OTHER MATTERS

The Board of Directors and management know of no other matters that will be presented for consideration at the annual meeting. However, because it is possible that matters of which the Board of Directors and management are not now aware may come before the meeting or any adjournment of the meeting, the proxies confer discretionary authority with respect to acting thereon, and the persons named in such properly executed proxies intend to vote, act and consent in accordance with their best judgment with respect thereto. Upon receipt of such proxies (in the form enclosed) in time for voting, the shares represented thereby will be voted as indicated thereon and in the proxy statement.

By order of the Board of Directors:
/s/ Richard Mills
Chief Executive Officer and Director
Louisville, Kentucky
April 30, 2019

CREATIVE REALITIES, INC.

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
June 10, 2019
9:00 A.M. EDT

13050 Magisterial Drive, Suite 102
Louisville, KY 40223

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, a shareholder of Creative Realities, Inc., hereby appoints Richard Mills and Will Logan, and each of them, as proxies, with full power of substitution and re-substitution, to vote on behalf of the undersigned the number of shares which the undersigned is then entitled to vote at the annual meeting of shareholders of the company to be held at 13050 Magisterial Drive, Suite 102, Louisville, KY 40223, on June 10, 2019, at 9:00 A.M., and at any and all adjournments thereof.

PROPOSALS: The Board of Directors recommends a vote FOR Proposals One and Two.

Proposal 1. To elect five members to the Board of Directors:	01 – Alec Machiels 02 – David Bell 03 – Donald A. Harris 04 – Richard Mills 05 – Joseph Manko	☐ Vote FOR all nominees (except as marked)	☐ Vote WITHHELD from all nominees
Instructions: *To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.*			
Proposal 2. To vote on a non-binding advisory resolution to approve compensation of the Company's executive officers as disclosed in the proxy statement accompanying this Notice.	☐ FOR	☐ AGAINST	☐ ABSTAIN
Proposal 3. To vote on a non-binding advisory resolution on the frequency in which shareholders approve the compensation of the Company's executive officers.	☐ EVERY YEAR ☐ EVERY THREE YEARS		☐ EVERY TWO YEARS ☐ ABSTAIN
Proposal 4. To ratify the appointment of EisnerAmper LLP as the Company's independent registered public accounting firm for the year ending December 31, 2019.	☐ FOR	☐ AGAINST	☐ ABSTAIN

The undersigned hereby revokes all previous proxies relating to the shares covered hereby and acknowledges receipt of the Notice and Proxy Statement relating to the annual meeting of shareholders. When properly executed, this proxy will be voted on the proposal set forth herein as directed by the shareholder. The undersigned authorizes the proxies to vote in their discretion upon such other business as may properly come before the meeting.

Dated: ____________________

x ________________________________

x ________________________________

Instructions: *Please sign exactly as name appears at left. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, or in some other fiduciary capacity, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer(s). If a partnership, please sign in partnership name by authorized person(s).*